Exhibit 10.1

SPONSOR SIDE LETTER

This letter agreement (this “Side Letter”) is dated as of March 10, 2024, by and between Focus Impact BHAC Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), Focus Impact BH3 Newco, Inc., a Delaware corporation and wholly owned subsidiary of SPAC (“NewCo”), and Focus Impact BH3 Acquisition Company, a Delaware corporation (“SPAC”). Capitalized terms used but not defined in this Side Letter shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below), except as otherwise provided in this Side Letter.

RECITALS

WHEREAS, as of the date hereof, the Sponsor is the holder of record of 1,495,363 BHAC Class B Shares (the “Sponsor Shares”) and 4,160,000 BHAC Warrants (the “Sponsor Warrants” and, together with the Sponsor Shares, the “Sponsor Equity”);

WHEREAS, contemporaneously with the execution and delivery of this Side Letter, SPAC has entered into a Business Combination Agreement with NewCo, Focus Impact BH3 Merger Sub I, LLC, a Delaware limited liability company and wholly owned subsidiary of NewCo (“Merger Sub 1”), Focus Impact BH3 Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of NewCo (“Merger Sub 2”), and XCF Global Capital, Inc., a Nevada corporation (the “Company”), dated as of the date hereof (as amended or modified from time to time in accordance with the terms of such agreement, the “Business Combination Agreement”), pursuant to which, among other things, (i) SPAC will merge with and into Merger Sub 1 (the “NewCo Merger”), with Merger Sub 1 being the surviving entity of the NewCo Merger, and (ii) immediately following the NewCo Merger, Merger Sub 2 will merge with and into the Company (the “Company Merger” and, together with the NewCo Merger, collectively, the “Mergers”), with the Company being the surviving corporation of the Company Merger;

WHEREAS, in connection with the NewCo Merger, each Sponsor Share then outstanding will automatically be converted into one share of Class A common stock of NewCo (“NewCo Common Shares”) pursuant to the Governing Documents of SPAC, and each Sponsor Warrant then outstanding will be assumed by NewCo and be converted into the right to exercise such warrants for NewCo Common Shares (collectively, the “Automatic Conversion”); and

WHEREAS, as an inducement to the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein, including making the Company an express third party beneficiary of this Side Letter to the extent set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
COVENANTS

Section 1.1          Transfer Restrictions.

(a)        The Sponsor hereby acknowledges and agrees that, during the period between the execution of this Side Letter and the Closing (and without limitation of the provisions set forth in Section 1.1(b)), the Sponsor Shares and Sponsor Warrants shall remain subject to and bound by the provisions of, and may only be Transferred (as defined in the Lock-up Agreement) in accordance with, Section 5 of that certain letter agreement (the “Lock-up Agreement”), dated as of October 4, 2021, by and between SPAC and the Sponsor, a copy of which is attached hereto as Exhibit A. The Sponsor also agrees not to (i) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or would reasonably be expected to violate or conflict, or result in or give rise to a violation of, the Sponsor’s representations, warranties, covenants and obligations under this Side Letter; or (ii) take any action that would restrict or otherwise adversely affect the Sponsor’s legal power, authority and right to comply with and perform its covenants and obligations under this Side Letter. Any Transfer in violation of this Section 1.1(a) shall be void ab initio. Any transferee of Sponsor Shares or Sponsor Warrants (a “Sponsor Party”) must enter into a written agreement reasonably acceptable to the Company with the parties hereto agreeing to be bound by the terms of this Side Letter as if a party hereto, and if such written agreement is not executed and delivered to the Company and SPAC, such Transfer shall not be permitted hereunder or under the Lock-up Agreement.

(b)          Until the earlier of (i) twelve (12) months following the Closing and (ii) the date following the Closing on which NewCo completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of NewCo’s stockholders having the right to exchange their equity for cash, securities or other property (the “Sponsor Lock-up Period”), without the consent of NewCo following the Closing, the Sponsor shall not be entitled to make any voluntary or involuntary, direct or indirect (whether through a change of control of the Sponsor or any Person that controls the Sponsor, the issuance or transfer of Equity Securities of the Sponsor, by operation of law or otherwise), transfer, sale, pledge or hypothecation or other disposition (each, a “Transfer”), or to permit any Transfer, of any (1) NewCo Common Shares received as a result of the Automatic Conversion or (2) NewCo Common Shares received as a result of the exercise of the Sponsor Warrants (collectively, the “Restricted Sponsor Shares”); provided, that the Sponsor shall be permitted to distribute the Restricted Sponsor Shares to its members or otherwise to an Affiliate of the Sponsor, so long as such member or Affiliate of Sponsor in receipt of Restricted Sponsor Shares prior to or simultaneously with the Transfer enters into a written agreement reasonably acceptable to the Company with the parties hereto agreeing to be bound by the terms of this Side Letter as if a party hereto; and provided, further, that if such written agreement is not executed and delivered to NewCo, such distribution of the Restricted Sponsor Shares shall not be permitted hereunder. Notwithstanding the foregoing, if, subsequent to the Closing, the closing price of the NewCo Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Closing, the Sponsor Shares shall be released from the transfer restrictions provided by this Section 1.1(b).

(c)         Notwithstanding anything to the contrary set forth herein, including this Section 1.1, to the extent in connection with a Financing (as used herein, as defined in and contemplated by the Business Combination Agreement), the Sponsor shall be permitted to Transfer to any Financing Investor (as such term is defined in the Business Combination Agreement) any portion of its Sponsor Shares or Sponsor Warrants, in each case in the Sponsor’s sole discretion (and nothing set forth herein shall require the Sponsor to so Transfer any Sponsor Shares or Sponsor Warrants).  Alternatively, to the extent the Sponsor so agrees, in its sole discretion, in connection with a Financing, the Sponsor may forfeit for no consideration any portion of its Sponsor Shares or Sponsor Warrants in order to support the issuance of Financing Incentive Shares and/or Financing Incentive Warrants pursuant to the Business Combination Agreement (and nothing set forth herein shall require the Sponsor to so forfeit any Sponsor Shares or Sponsor Warrants).

Section 1.2          Further Assurances. SPAC and the Sponsor shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the transactions contemplated by this Side Letter on the terms and subject to the conditions set forth herein.

Section 1.3         No Inconsistent Agreement. The Sponsor hereby represents and covenants that the Sponsor has not entered into, and shall not enter into, any agreement that does or would restrict, limit or interfere with the performance of the Sponsor’s obligations under this Side Letter with respect to the Restricted Sponsor Shares.

Section 1.4         Sponsor Support. At any meeting of the shareholders of SPAC, however called, or at any adjournment thereof, and in any action by written consent of the shareholders of SPAC distributed by the BHAC Board, or otherwise undertaken as contemplated by the Business Combination Agreement or the transactions contemplated thereby, or in any other circumstance in which the vote, consent or other approval of the shareholders of SPAC is sought, Sponsor hereby unconditionally and irrevocably agrees that it shall (i) appear at each such meeting or otherwise cause all of its Sponsor Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Sponsor Shares: (a) in favor of the BHAC Shareholder Approval and any other matters necessary or reasonably requested by the Company or SPAC in connection therewith; (b) in favor of any proposal to adjourn or postpone any meeting of the shareholders of SPAC at which any of the foregoing matters are submitted for consideration and vote of the shareholders of SPAC to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (c) against any proposal relating to an alternative Business Combination (as defined in SPAC’s certificate of incorporation as in effect as of the date hereof); (d) against any proposal, action or agreement that would (1) compete with the transaction contemplated by the Business Combination Agreement, (2) result in a breach of any covenant, representation or warranty or any other obligation or agreement of SPAC contained in the Business Combination Agreement, or of the Sponsor contained in this Side Letter, (3) reasonably be expected to impede, frustrate, prevent or nullify any provision of this Side Letter, the Business Combination Agreement or this Side Letter or the performance by SPAC of its obligations under the Business Combination Agreement or by the Sponsor of its obligations under this Side Letter or (4) change in any manner the dividend policy or capitalization of, including the voting rights of, any class of capital stock or other securities of SPAC (other than, in the case of this clause (4), pursuant to the Business Combination Agreement or the Ancillary Documents and the transactions contemplated thereby). The obligations of the Sponsor specified in this Section 1.4 shall apply whether or not (x) the Business Combination, the Business Combination Agreement or any action described above is recommended by the BHAC Board or (y) the BHAC Board has previously recommended the Business Combination, the Business Combination Agreement or any action described above and subsequently withdrawn or otherwise changed such recommendation. Each Sponsor Party agrees that it shall not commit, agree, or publicly propose any intention to take any action inconsistent with the foregoing. The Sponsor hereby irrevocably waives, and agrees not to exercise, assert or perfect (and agrees to cause not to be exercised, asserted or perfected), any dissenters’ or appraisal rights under Section 262 of the Delaware General Corporation Law and any other similar statute in connection with the Business Combination Agreement. The Sponsor hereby agrees to take all actions necessary to opt out of any class action with respect to, any claim, derivative or otherwise, against SPAC or any of its Affiliates relating to the negotiation, execution or delivery of this Side Letter, the Business Combination Agreement or the consummation of the Business Combination, including any claim (I) challenging the validity of, or seeking to enjoin the operation of, any provision of this Side Letter or (II) alleging a breach of any fiduciary duty of the BHAC Board in connection with this Side Letter, the Business Combination Agreement or the Business Combination.

Section 1.5          Stock Transactions. During the period between the execution of this Side Letter and the Closing, the Sponsor acknowledges and agrees that if it acquires any shares or securities convertible into shares of SPAC, the Sponsor agrees that it will (a) make such acquisition in material compliance with applicable Laws regarding the sale and purchase of securities and material non-public information and (b) not elect to make any BHAC Shareholder Redemption with respect to any such purchased shares or shares issuable upon conversion of securities convertible into shares. All such additional shares or securities acquired shall be subject to the terms of Section 1.4.

Section 1.6          Waiver of Adjustment Provisions. Notwithstanding anything to the contrary in any other document, agreement or contract to which the Sponsor is bound, the Sponsor (for itself and for its successors, heirs, assigns and permitted transferees) hereby (but subject to the consummation of the Mergers) irrevocably and unconditionally waives and agrees not to exercise or assert, any rights to adjustment or other anti-dilution protections with respect to the rate at which BHAC Class B Shares convert into other shares of capital stock of SPAC or NewCo Common Shares in connection with the Automatic Conversion and, in furtherance of the foregoing, the Sponsor hereby irrevocably and unconditionally agrees and acknowledges that (a) each BHAC Class B Share shall convert only into NewCo Common Shares (and not any other shares of capital stock of SPAC prior to the Automatic Conversion) on a one-for-one basis automatically at the Effective Time in connection with the Automatic Conversion, and (b) that each Sponsor Warrant shall only convert into the right to exercise such warrants for NewCo Common Shares, such waiver, agreement and acknowledgement constituting sufficient and necessary waiver under the terms of SPAC’s certificate of incorporation as currently in effect for such purpose.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

The Sponsor represents and warrants to SPAC as follows:

Section 2.1         Organization; Due Authorization. The Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Side Letter and the consummation of the transactions contemplated hereby are within the Sponsor’s limited liability company powers and have been duly authorized by all necessary limited liability company actions on the part of such Sponsor Party. The Sponsor has full legal capacity, right and authority to execute and deliver this Sponsor Letter and to perform its obligations hereunder. This Side Letter has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Side Letter, this Side Letter constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

Section 2.2          Ownership. The Sponsor is the holder of record of all of the Sponsor Equity as set forth in this Side Letter, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Sponsor Equity, other than transfer restrictions under the Securities Act) affecting any such Sponsor Shares, other than any Permitted Liens or pursuant to (a) this Side Letter, (b) the Sponsor’s organizational documents or the organizational documents of SPAC, (c) the Registration Rights Agreement to be executed by the Company, NewCo, the Sponsor and other parties thereto following the signing of the Business Combination Agreement or (d) the Lock-up Agreement.

Section 2.3        No Conflicts. The execution and delivery of this Side Letter by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (a) conflict with or result in a violation of the organizational documents of the Sponsor or (b) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon the Sponsor), in each case to the extent such consent, approval or other action would prevent, enjoin or delay the performance by the Sponsor of its obligations under this Side Letter.

Section 2.4          Litigation. There are no Proceedings pending against the Sponsor, or to the knowledge of the Sponsor, threatened against the Sponsor, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Side Letter.

ARTICLE III
MISCELLANEOUS

Section 3.1          Termination. This Side Letter and all of its provisions shall terminate and be of no further force or effect upon the earlier to occur of (a) the first day on which the Lock-up Agreement expires, and (b) the termination of the Business Combination Agreement in accordance with Article 8 thereof. Except as expressly set forth herein, upon such termination of this Side Letter, all obligations of the parties under this Side Letter will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof. This ARTICLE III shall survive the termination of this Side Letter. Neither the provisions of this Section 3.1 nor the termination of this Side Letter shall (i) relieve any party hereto from any liability of such party to any other party incurred prior to such termination or expiration, (ii) relieve any party hereto from any liability to any other party arising out of or in connection with any breach of this Side Letter prior to such termination or expiration or fraud or (iii) terminate the obligations under the last sentence of Section 1.5.

Section 3.2         Amendment and Waiver. No amendment of any provision of this Side Letter shall be valid unless (a) the same shall be in writing and signed by SPAC, NewCo and the Sponsor and (b) in compliance with Section 3.3. No waiver of any provision or condition of this Side Letter shall be valid unless (i) the same shall be in writing and signed by the party against which such waiver is to be enforced and (ii) in compliance with Section 3.3. No waiver by any party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

Section 3.3         Assignment; Third Party Beneficiaries. This Side Letter and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Side Letter nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto, other than in respect of the dissolution of the Sponsor to the members of the Sponsor in receipt of Restricted Sponsor Shares as a result thereof. This Side Letter is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the parties and such permitted assigns, any legal or equitable rights hereunder. Notwithstanding anything to the contrary contained in this Side Letter, the parties hereto hereby acknowledge and agree that from the execution of this Side Letter until the occurrence of the Closing or the termination of this Side Letter in accordance with Section 3.1: (a) the Company is an express third-party beneficiary of this Side Letter; (b) no amendment of this Side Letter, waiver of any provision or condition of this Side Letter, assignment of this Side Letter or termination of this Side Letter (except as expressly contemplated in Section 3.1) shall be made without the prior written consent of the Company; and (c) the Company shall be entitled to enforce the terms of this Side Letter as if the Company were a party hereto and be entitled to exercise any remedies for breaches by any party of, or failure of any party to perform, this Side Letter, including injunctive or other equitable relief or an Order of specific performance (or any other equitable remedy) to enforce the terms hereof and to prevent breaches of this Side Letter (and shall not be required to post any bond or other security in connection with any injunctive or other equitable relief or any Order of specific performance), in addition to any other remedy at law or in equity.

Section 3.4          Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other party as follows or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth in this Section 3.4. Any notice, request, claim, demand and other communication to be given or delivered under this Side Letter to either party shall be simultaneously provided to the Company in accordance with Section 9.4 (Notices) of the Business Combination Agreement.

Notices to SPAC, NewCo or the Sponsor and, following the Closing, the Company:	with a copy to (which shall not constitute notice):

Focus Impact BH3 Acquisition Company 1345 Avenue of the Americas, 33rd Floor New York, NY 10105 Attention: Carl Stanton Email: [***]	Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Attention: Lauren M. Colasacco, P.C. Peter Seligson, P.C.
E-mail: [***]

Section 3.5         Entire Agreement. This Side Letter and the exhibits and schedule hereto constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or between the parties hereto to the extent they relate in any way to the subject matter hereof.

Section 3.6     Miscellaneous. The provisions of Sections 9.5 (Governing Law), 9.7 (Construction; Interpretation), 9.10 (Severability), 9.11 (Counterparts; Electronic Signatures), 9.13 (No Recourse), 9.15 (Waiver of Jury Trial) and 9.16 (Submission to Jurisdiction) of the Business Combination Agreement shall apply mutatis mutandis.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, SPAC, NewCo and the Sponsor have duly executed this Side Letter as of the date first written above.

SPAC:

FOCUS IMPACT BH3 ACQUISITION COMPANY

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Authorized Signatory

NEWCO:

FOCUS IMPACT BH3 NEWCO, INC.

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Authorized Signatory

SPONSOR:

FOCUS IMPACT BHAC SPONSOR, LLC

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Authorized Signatory

[Signature Page to Side Letter]

EXHIBIT A

LOCK-UP AGREEMENT

October 4, 2021

Crixus BH3 Acquisition Company
819 NE 2nd Avenue, Suite 500
Fort Lauderdale, FL 33304

Guggenheim Securities, LLC
BTIG, LLC
as Representatives (as defined below) of the several Underwriters listed in Schedule I to the Underwriting Agreement (as defined below)

c/o Guggenheim Securities, LLC
330 Madison Avenue, 8th Floor
New York, NY 10017

c/o BTIG, LLC
600 Montgomery Street, 6th Floor
San Francisco, CA 94111

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (the “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Crixus BH3 Acquisition Company, a Delaware corporation (the “Company”) and Guggenheim Securities, LLC and BTIG, LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule A thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant, each whole warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.
If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of Common Stock beneficially owned by it, whether acquired before, in or after the IPO, in favor of such Business Combination.

2.
In the event that the Company does not complete a Business Combination within the time period set forth in the Company’s amended and restated certificate of incorporation, as the same may be further amended from time to time (the “Charter”), the undersigned will, as promptly as possible, take all necessary actions to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the IPO Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding IPO Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to the Founder Shares owned by the undersigned. However, if the undersigned has acquired IPO Shares in or after the IPO, it will be entitled to liquidating distributions from the Trust Account with respect to such IPO Shares in the event that the Company does not complete a Business Combination within the time period set forth in the Charter. In the event of the liquidation of the Trust Account, the undersigned agrees that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per IPO Share and (ii) the actual amount per IPO Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per IPO Share due to reductions in the value of the assets in the Trust Account, in each case less interest that may be withdrawn to pay the Company’s tax obligations, if any; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, pursuant to the Underwriting Agreement. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation.

3.
The undersigned acknowledges and agrees that prior to entering into a definitive agreement for a Business Combination with a target business that is affiliated with the undersigned or any other Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm, which is a member of the Financial Industry Regulatory Authority, or an independent accounting firm that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

4.
Neither the undersigned nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment from the Company prior to, or for services rendered in order to effectuate, the completion of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement adjacent to the caption “Prospectus Summary—The Offering—Limited payments to insiders.”

5.
(a) The undersigned agrees not to Transfer the Founder Shares (or any shares of Common Stock issuable upon conversion thereof) (except to certain permitted transferees as described in the Registration Statement or herein) (the “Lockup”) until the earlier to occur of: (1) one year after the completion of the Company’s initial Business Combination or (2) subsequent to the Company’s initial Business Combination, (x) if the last reported sale price of Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their shares of common stock for cash, securities or other property.

(b) Notwithstanding the provisions set forth in paragraphs 5(a) and 5(c), during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned will not, without the prior written consent of the Representatives pursuant to the Underwriting Agreement, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, hedge or otherwise dispose of or agree to dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder with respect to, any Units, shares of Common Stock, Founder Shares or Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, specified in clause (i) or (ii). The provisions of this paragraph will not apply (i) to the transfer of Founder Shares to any independent director appointed or elected to the Company’s board of directors before or after the IPO or (ii) if the release or waiver is effected solely to permit a transfer not for consideration and, in each case the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

(c) The undersigned agrees not to Transfer any Private Placement Warrants (or shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants), until 30 days after the completion of the Company’s initial Business Combination.

(d) Notwithstanding the provisions set forth in paragraphs 5(a) and (c), Transfers by the undersigned of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants or conversion of the Founder Shares are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the undersigned or their affiliates, any affiliates of the undersigned, or any employees of such affiliates; (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the completion of the Business Combination at prices no greater than the price at which the Founder Shares, Private Placement Warrants or shares of Common Stock, as applicable, were originally purchased; (vi) by virtue of the laws of the State of Delaware or the undersigned’s organizational documents upon liquidation or dissolution of the undersigned; (vii) to the Company for no value for cancellation in connection with the completion of the Business Combination; (viii) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (ix) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s public stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (i) through (vi) these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions herein. For the avoidance of doubt, the transfers of Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants or conversion of the Founder Shares shall be permitted regardless of whether a filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made with respect to such transfers.

6.
The Sponsor hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by the Sponsor of its obligations under paragraphs 1, 2, 3, 4, 5, 8, 9 and 10 of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.	The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this Letter Agreement.

8.
To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 3,000,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to 750,000 multiplied by a fraction, (i) the numerator of which is 3,000,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,000,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Initial Stockholders will own an aggregate of 20% of the Company’s issued and outstanding shares of Common Stock after the IPO (assuming the Initial Stockholders do not purchase any Units in the IPO).

9.
The undersigned hereby waives any right to exercise redemption rights with respect to any of the Company’s shares of Common Stock owned or to be owned by the undersigned, directly or indirectly, whether such shares be part of the Founder Shares or IPO Shares, and agrees not to seek redemption with respect to such shares (or sell such shares to the Company in any tender offer) in connection with any stockholder vote to approve (x) a Business Combination or (y) an amendment to the Charter that would affect the substance or timing of the Company’s obligation to allow redemption in connection with the Business Combination or to redeem 100% of the shares of Common Stock if the Company has not completed a Business Combination within 18 months from the closing of the IPO (or 21 months or 24 months, as applicable, from the closing of the IPO if the Company extends the period of time to consummate a Business Combination).

10.
The undersigned hereby agrees to not propose, or vote in favor of, an amendment to Section 9.2(d) of the Charter prior to the completion of a Business Combination unless the Company provides public stockholders with the opportunity to redeem their shares of Common Stock upon such approval in accordance with such Section 9.2(d) thereof.

11.
This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this Letter Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

12.
As used herein, (i) a “Business Combination” shall mean a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and sponsors of the Company immediately prior to the IPO; (iii) “Founder Shares” shall mean all of the Class B common stock of the Company, par value $0.0001 per share, acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (v) “Private Placement Warrants” shall mean the warrants that are being sold privately by the Company simultaneously with the consummation of the IPO; (vi) “Prospectus” shall mean the final prospectus relating to the IPO, in the form filed with the SEC; (vii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); (viii) “Trust Account” shall mean the trust account into which the net proceeds of the Company’s IPO and a portion of the proceeds from the sale of the Private Placement Warrants will be deposited; and (ix) “Registration Statement” means the Company’s registration statement on Form S-1 (SEC File No. 333-259269) filed with the SEC, as amended.

13.
This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14.
The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render any Underwriter a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

15.
This Letter Agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This Letter Agreement shall terminate on the earlier of (i) the completion of a Business Combination and (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination. The parties hereto may not assign either this Letter Agreement or any of their rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

[Signature Page Follows]

CRIXUS BH3 SPONSOR, LLC

By:	/s/ Gregory Freedman
Name:	Gregory Freedman
Title:	President

Acknowledged and Agreed:

CRIXUS BH3 ACQUISITION COMPANY

By	/s/ Daniel Lebensohn
Name:	Daniel Lebensohn
Title:	Co-Chief Executive Officer